ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

# Articles of Organization Limited-Liability Company

(PURSUANT TO NRS 86)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

**1. Name of Limited-Liability Company:** (must contain approved limited-liability company wording; see instructions)

Hilton Hospitality, LLC

Check box if a Series Limited-Liability Company ☐

**2. Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)

The Prentice-Hall Corporation System, Nevada, Inc.
Name

502 East John Street | Carson City | Nevada | 89706
(MANDATORY) Physical Street Address | City | | Zip Code

(OPTIONAL) Mailing Address | City | State | Zip Code

**3. Dissolution Date:** (OPTIONAL; see instructions)

Latest date upon which the company is to dissolve (if existence is not perpetual):

**4. Management:**

Company shall be managed by ☒ Manager(s) OR ☐ Members (check only one box)

**5. Name and Address of each Manager or Managing Member:** (attach additional page if more than 3)

Andrew Lax
Name
345 Park Avenue, 32nd Floor | New York | NY | 10154
Address | City | State | Zip Code

Rob Harper
Name
345 Park Avenue, 32nd Floor | New York | NY | 10154
Address | City | State | Zip Code

Shiva Viswanathan
Name
345 Park Avenue, 32nd Floor | New York | NY | 10154
Address | City | State | Zip Code

**6. Name, Address and Signature of Organizer:** (attach additional page if more than 1)

Timothy J. Henderson
Name
X [signature]
Signature
4600 Kietzke Lane, Ste. K228 | Reno | NV | 89502
Address | City | State | Zip Code

**7. Certificate of Acceptance of Appointment of Resident Agent:**

I hereby accept appointment as Resident Agent for the above named limited-liability company.

X [signature]
Authorized Signature of R.A. or On Behalf of R.A. Company

10-23-07
Date

*This form must be accompanied by appropriate fees.*